EXHIBIT 99

                   LINCOLN SNACKS COMPANY
             SOLICITED BY BOARD OF DIRECTORS FOR
               ANNUAL MEETING OF STOCKHOLDERS

     At the offices of the Company at 4 High Ridge Park,
                 Stamford, Connecticut 06905

     November 20, 1997, 10:00 A.M. Eastern Standard Time

The Undersigned hereby appoints Karen Brenner, Kristine A. Crabs and R. Scott Kirk, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 1997 Annual Meeting of Stockholders of Lincoln Snacks Company, and any adjournment thereof, for the following purposes:

(1) To elect four members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
     and

(2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR all nominees

(Continued, and to be dated and signed on the reverse side)

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1.   Election of four (4) directors as described in the
     Proxy Statement of the Board of Directors.

[ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to
    (except as marked to the                 vote for all nominees
     contrary below)                         listed below.

(Instruction: To withhold authority to vote for any individual nominee, cross out that nominee's name from the list below).

Nominees: KAREN BRENNER, C. LARRY DAVIS, ALEXANDER P. LYNCH, JAMES G. NIVEN

Please sign exactly as your name appears herein. If you are signing for the stockholder, please sign the stockholder's name, your name and state the capacity in which you are signing.

Date:---------------------------------------, 1997

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Signature

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Signature

SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE. Votes MUST be indicated (X) in Black or
Blue Ink.